STRENGTHENING DOLLAR 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 83.6%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

78,733,078

$

78,733,078

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

9,084,586

9,084,586

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

6,056,391

________

6,056,391

Total Repurchase Agreements

(Cost $93,874,055)

________

93,874,055

Total Investments 83.6%

(Cost $93,874,055)

$

_________

93,874,055

Other Assets in Excess of

Liabilities – 16.4%

$

_________

18,360,982

Net Assets – 100.0%

$

112,235,037

Unrealized

Contracts

Gain(Loss)

Futures Contracts Purchased

September 2008 U.S. Dollar

Index Futures Contracts

(Aggregate Market Value of

Contracts $108,524,150)

1,490

________

$      (2,649,119)

Units

Currency Index Swap Agreement

Goldman Sachs International

August 2008 U.S. Dollar Index

Swap, Terminating 08/25/08*

(Notional Market Value

$116,325,597)

1,599,743

_________

$           22,091

*

Price Return based on U.S. Dollar Index +/- financing at a

variable rate.

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